Exhibit 10.1

AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT, dated as of February 5th, 2019 (this “Amendment No. 3”), is by and among SECURUS 365, INC., a Delaware corporation, EVANCE, INC., a Delaware corporation, EVANCE CAPITAL, INC., a Delaware corporation, OMNISOFT, INC., a Delaware corporation and CROWDPAY.US, INC., a New York corporation, as borrowers (each a “Borrower” and collectively, “Borrowers”), THE OLB GROUP, INC., a Delaware corporation, as parent guarantor (“Parent Guarantor”), the financial institutions or other entities from time to time party hereto, each as a Lender and GACP FINANCE CO., LLC as agent for the Lenders (in such capacity, the “Agent”).

W I T N E S S E T H :

WHEREAS, Agent, Lenders, Borrowers and others have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated as of April 9, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) and the other Loan Documents;

WHEREAS, a Default has occurred under the Credit Agreement (the “Existing Default”) pursuant to Section 7.1(c) of the Credit Agreement as a result of Borrowers’ failure to comply with the Financial Covenant set forth in Section 5.24(a) of the Credit Agreement;

WHEREAS, Section 10.5 of the Credit Agreement provides that, among other things, the Borrowers, the Agent and the Required Lenders may (i) make certain amendments to the Credit Agreement and the other Loan Documents for certain purposes and (ii) waive or release an Event of Default;

WHEREAS, the Loan Parties have requested that Agent and the Lenders waive the Existing Default and make certain amendments to the Credit Agreement, and Agent and the Lenders are agreeable to such request only on the terms and conditions set forth herein; and

WHEREAS, by this Amendment No. 3, Agent, Lenders signatory hereto and Loan Parties signatory hereto intend to evidence such amendments;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1.      Interpretation. For purposes of this Amendment No. 3, all terms used herein which are not otherwise defined herein, including, but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 3.

2.      Waiver of Existing Default. In reliance upon the representations and warranties of the Loan Parties set forth in Section 4 below and subject to the conditions to effectiveness set forth in Section 5 below, Agent and the Lenders hereby irrevocably waive the Existing Default. Each Loan Party acknowledges and agrees that (a) the waiver contained herein relates only to the Existing Default and is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (x) waive, release, modify or limit any Loan Party’s obligations to otherwise comply with all terms and conditions of the Credit Agreement and the other Loan Documents, (y) waive any other existing or future Events of Default, or (z) prejudice any right or rights that Agent or the Lenders may have or may have in the future under or in connection with the Credit Agreement or any other Loan Document (all of which rights and remedies are expressly reserved), except as expressly provided herein, and (b) the granting of the waiver hereunder shall not impose or imply an obligation on Agent or the Lenders to grant a waiver on any future occasion, whether on a similar matter or otherwise.

3.      Amendments.

(a)      Section 5.24(a) of the Credit Agreement is hereby amended by replacing such Section 5.24(a) in its entirety to read:

(i) “(a) (x) On or after the end of the first full fiscal month following the First Repayment until the fiscal month ended December 31, 2019, the ratio of (i) EBITDA for each fiscal month minus unfinanced Capital Expenditures (but not less than zero) for such fiscal month, to (ii) Fixed Charges for such fiscal month (the “Fixed Charge Coverage Ratio”) shall not be less than 1.10:1.00 and (y) on or after the end of the first full fiscal month ended January 31, 2020, the Fixed Charge Coverage Ratio shall not be less than 1.20:1.00, measured in each case on a trailing twelve month basis from the Closing Date, provided that for the first twelve months following the Closing Date, the Fixed Charge Coverage Ratio shall be tested on a cumulative monthly basis for each month elapsed since the Closing Date; provided further that, solely for the purposes of calculating the Fixed Charge Coverage Ratio, (x) EBITDA for each fiscal month ending on or before September 30, 2019 shall include, in each case to the extent deducted in determining Net Income for the applicable period (x) fees, costs and expenses incurred in connection with Equity Financings of the Loan Parties in an aggregate amount not to exceed $172,805.89 plus (y) fees, costs and expenses incurred in connection with the [Acquisition] in an aggregate amount not to exceed $294,363.13 and (y) EBITDA for each fiscal month ending after September 30, 2019 shall include, in each case to the extent deducted in determining Net Income for the applicable period, fees costs and expenses incurred in connection with Equity Financings of the Loan Parties in an aggregate amount for each Fiscal Year not to exceed $350,000.”

(b)      Schedule B to the Credit Agreement is hereby amended by replacing the definition of “Fixed Charges” therein in its entirety to read:

““Fixed Charges” means, for the period in question, on a consolidated basis, the sum of (i) all principal payments scheduled to be made during or with respect to such period in respect of Indebtedness of the Loan Parties other than the Repayment, plus (ii) all Interest Expense of the Loan Parties for such period paid or required to be paid in cash during such period, plus (iii) all federal, state, and local income taxes of the Loan Parties paid or required to be paid for such period, plus (iv) all cash distributions, dividends, redemptions and other cash payments made or required to be made during such period with respect to Equity Interests issued by any Loan Party.”

4.      Representations and Warranties. Each Loan Party, jointly and severally, hereby:

(a)      reaffirms all representations and warranties made to Agent and Lenders under the Credit Agreement and all of the other Loan Documents and confirms that each of the representations and warranties made by Loan Parties in or pursuant to the Credit Agreement, the other Loan Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the other Loan Documents or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date (or to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on and as of such date;

(b)      reaffirms all of the covenants contained in the Credit Agreement;

(c)      represents and warrants that, other than the Existing Default, no Default or Event of Default has occurred and is continuing;

(d)      represents and warrants that the execution, delivery and performance by each Loan Party of this Amendment No. 3 and the other documents, agreements and instruments executed by any Loan Party in connection herewith (collectively, together with this Amendment No. 3, the “Amendment Documents”) and the consummation of the transactions contemplated hereby or thereby, are within such Loan Party’s powers, have been duly authorized by all necessary organizational action, and do not contravene (i) the charter or by-laws or other organizational or governing documents of such Loan Party or (ii) any law or any contractual restriction binding on or affecting any Loan Party, except, for purposes of this clause (ii), to the extent such contravention would not reasonably be expected to have a Material Adverse Effect;

(e)      represents and warrants that no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for the due execution, delivery and performance by any Loan Party of any Amendment Document to which it is a party that has not already been obtained if the failure to obtain such authorization, approval or other action could reasonably be expected to result in a Material Adverse Effect; and

(f)      represents and warrants that each Amendment Document has been duly executed and delivered by each Loan Party thereto. This Amendment No. 3 constitutes, and each other Amendment Document will constitute upon execution, the legal, valid and binding obligation of each Loan Party thereto enforceable against such Loan Party in accordance with its respective terms subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

5.      Conditions Precedent. This Amendment No. 3 shall be effective upon the satisfaction of each of the following conditions precedent:

(a)      Agent shall have received counterparts of this Amendment No. 3, duly authorized, executed and delivered by Borrowers, Parent Guarantor, Agent and the Required Lenders;

(b)      Other than the Existing Default, no Default or Event of Default shall have occurred and be continuing; and

(c)      The representations and warranties contained in Section 4 and in the Credit Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent expressly relating to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

6.      General.

(a)      Effect of this Amendment No. 3. Except as expressly provided herein, no other consents, waivers, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof.

(b)      Fees. Borrower agrees to pay on demand all expenses of Agent and Lenders in connection with the preparation, negotiation, execution, delivery and administration of this Amendment No. 3.

(c)      Governing Law. This Amendment No. 3 shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

(d)      Waiver of Jury Trial. SECTION 10.16 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT NO. 3 MUTATIS MUTANDIS AND SHALL APPLY HERETO AS IF ORIGINALLY MADE A PART HEREOF.

(e)      Binding Effect. This Amendment No. 3 shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto.

(f)      Counterparts, etc. This Amendment No. 3 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment No. 3 by telecopier or by electronic transmission of a pdf formatted counterpart shall be effective as delivery of a manually executed counterpart of this Amendment No. 3.

(g)      Loan Document. This Amendment No. 3 constitutes a Loan Document.

(h)      Reaffirmation. Each of the undersigned Loan Parties acknowledges (i) all of its Obligations under the Credit Agreement and each other Loan Document to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) its grant of security interests pursuant to the Loan Documents are reaffirmed and remain in full force and effect after giving effect to this Amendment No. 3, (iii) the Obligations include, among other things and without limitation, the due and punctual payment of the principal of, interest on, and premium (if any) on the Loans and (iv) except as expressly provided herein, the execution of this Amendment No. 3 shall not operate as a waiver of any right, power or remedy of Agent or any Lender, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

(i)      Release. In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party signatory hereto, on behalf of itself and its respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known as of the date of this Amendment No. 3, both at law and in equity, which each Loan Party signatory hereto, or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment No. 3, in each case for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered by their authorized officers as of the day and year first above written.

THE OLB GROUP, INC.,
as Parent Guarantor

By: ______________________
Name: Ronny Yakov
Title: CEO

SECURUS365, INC.,
as a Borrower

By: ______________________
Name: Ronny Yakov
Title: CEO

EVANCE, INC.,
as a Borrower

By: ______________________
Name: Ronny Yakov
Title: CEO

EVANCE CAPITAL, INC.,
as a Borrower

By: ______________________
Name: Ronny Yakov
Title: CEO

OMNISOFT, INC.,
as a Borrower

By: ______________________
Name: Ronny Yakov
Title: CEO